EXHIBIT 99.3

Lakeland Fire + Safety Announces Closing of Public Offering of

Common Stock and Full Exercise of Underwriter’s Option to Purchase Additional Shares

HUNTSVILLE, AL – January 24, 2025 – Lakeland Industries, Inc. (“Lakeland Fire + Safety” or “Lakeland”) (NASDAQ: LAKE), a leading global manufacturer of protective clothing for industry, healthcare, and first responders, today announced the closing of its previously announced underwritten public offering of an aggregate of 2,093,000 shares of its common stock at a price to the public of $22.00 per share, which includes the exercise in full by the underwriter of its option to purchase 273,000 additional shares of Lakeland’s common stock. Gross proceeds to Lakeland, before deducting the underwriting discount and estimated offering expenses payable by Lakeland, were approximately $46.0 million.

The offering included participation from new and existing institutional investors, company management and board of directors.

Roth Capital Partners acted as sole book-running manager, and Lake Street Capital Markets, LLC and Maxim Group LLC acted as co-managers for the offering. D.A. Davidson & Co. served as financial advisor to Lakeland.

Lakeland intends to use the net proceeds from the offering for the repayment of certain indebtedness, and for operations and the growth of its business, including working capital and other general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-280783) relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 23, 2024. A final prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus may be obtained by contacting: Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, by telephone at (800) 678-9147 or by email at rothecm@roth.com; Lake Street Capital Markets, LLC, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by telephone at (612) 326-1305, or by email at prospectus@lakestreetcm.com; or Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of common stock, nor will there be any sale of the shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire and industrial distributors and wholesale partners. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies, including statements regarding the public offering and the use of proceeds therefrom, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Contacts

Lakeland Fire + Safety

256-600-1390

Roger Shannon

Chief Financial Officer

rdshannon@lakeland.com

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

LAKE@mzgroup.us

www.mzgroup.us

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